================================================================================



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT


     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (date of earliest event reported): November 18, 1997


                                 TIMELINE, INC.
             (Exact name of Registrant as specified in its charter)



         WASHINGTON                          1-13524                         91-1590734
(State or other jurisdiction of      (Commission File Number)              (I.R.S. Employer
      incorporation or                                                    Identification No.)
        organization)



                        3055 112TH AVENUE N.E., STE. 106
                               BELLEVUE, WA 98004
                    (Address of principal executive offices)


                                 (425) 822-3140
                         (Registrant's telephone number)



================================================================================

ITEM 5. OTHER EVENTS.

        The Registrant issued the following press release on November 18, 1997:

        November 18, 1997 -- Bellevue, WA - Timeline, Inc. (formerly NASDAQ:
TMLN), a financial reporting software company, announced today it will begin trading on the OTC Bulletin Board on November 19, 1997. Nasdaq delisted the company from its SmallCap Market because it was not compliant with Nasdaq listing standards.

        "We have been working with Nasdaq under a conditional exemption for a number of weeks. Nasdaq's pending implementation of new standards in February substantially increases the net-worth requirement. Consequently, any minor adjustments we might implement to maintain our current listing would be nothing more than a temporary fix," stated Charles Osenbaugh, President. "Our Board, after consultation with members of the underwriting community, has determined the major initiatives available to meet the new listing standards, including recapitalization and a reverse stock split, are not necessarily in the best interest of current shareholders. Recapitalization would substantially dilute current shareholders. A reverse stock split of any magnitude would further compound an extremely thin stock float.

        "Our focus must continue to be returning Timeline to operating profitability," Osenbaugh continued. "While we believe our trading forum is important, it cannot override our mandate to act in the best interest of our shareholders. Achieving profitability is the key to generating a return to shareholders. We cannot undertake actions solely on the basis of continuing a Nasdaq listing when such moves, in our opinion, might jeopardize earnings per share and liquidity."

        On Friday, November 14, Timeline reported second quarter net income of $870,000, or $.27 per share, on operating revenues of $884,000, plus a $1.0 million gain on the sale of Timeline Europe. "Strong cost cutting measures in all divisions reduced operating expenses 64%, which led to an 85% decline in Timeline's loss from operations over the second quarter of fiscal 1997," said Osenbaugh.

        "Our distribution channels are beginning to show significant progress. All of our second quarter license revenues were generated either through reorders from existing customers or through channel partners. We continue to pursue a goal of achieving operating profitability in the second half of this fiscal year. We will make every reasonable effort to encourage our market makers to continue trading Timeline shares on the OTC Bulletin Board to provide liquidity for our shareholders," Osenbaugh concluded.

        Timeline develops, markets and supports proven, Microsoft Windows-based financial management reporting software suitable for complex applications such as those found in medium to large, multinational corporations. MV Analyst for Microsoft Excel was developed for Windows 95, Office 97 and Windows NT and thus takes full advantage of the new operating systems from Microsoft. Monday, November 17, 1997, Timeline shares closed the trading day at $0.75. Timeline can be reached at 800-342-3365.

        Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Statements in this news release looking forward in time involve risks and uncertainties, including the ability to generate sales, the ability to reach definitive agreements in negotiations with third-parties to market or license Timeline's technology, agreements regarding revenue recognition from software sales, corporate spending patterns, trends in the software market, product demand, regulatory changes, and other risk factors detailed in the Company's Securities and Exchange Commission filings.

      NOTE: Transmitted on PR Newswire at 5:23 p.m. PST, November 18, 1997.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      Timeline, Inc.
                                      (Registrant)


Date: November 19, 1997               By:       /s/ Charles R. Osenbaugh
                                         --------------------------------------
                                             Charles R. Osenbaugh
                                             President/Chief Executive Officer










                                       3